Exhibit 32.1

Certification by the Chief Executive Officer Pursuant to 18 U. S. C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Kevin D. Maloney, hereby certify that, to the best of my knowledge, the Annual Transitional Report on Form 10-KT of QuantumSphere, Inc. (the "Registrant") for its fiscal year ended June 30, 2014, (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of QuantumSphere, Inc.

/s/ Kevin D. Maloney
Kevin D. Maloney
Chairman, Chief Executive Officer and President
Dated:	09/26/2014

This certification accompanies this Report on Form 10-KT pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Registrant for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.